Exhibit 99.1

TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (“Agreement”) is effective as of May ___2005, being the date of execution by all parties hereto, by and among XRG, INC., a Delaware corporation (“XRG”), HIGHWAY TRANSPORT, INC., an Alabama corporation (“HTI”), EDDIE R. BROWN, an individual residing in Escambia County, Alabama (“Mr. Brown”), and J. MILTON ADAMS, an individual residing in Escambia County, Alabama (“Mr. Adams”).

     WHEREAS, XRG, HTI, Mr. Brown and Mr. Adams entered into an Asset Acquisition Agreement dated as of March 31, 2004 pertaining to the acquisition by XRG of certain transportation equipment and other assets used by HTI (the “Purchase Agreement”); and

     WHEREAS, pursuant to the Purchase Agreement, XRG and HTI entered into a Bill of Sale, Assignment of Contracts and Assumption Agreement dated as of April 2, 2004 (the “Bill of Sale”); and

     WHEREAS, certain disputes have arisen between the parties and the parties desire to settle all current disputes, void all previous contracts and enter into new agreements and clarify the rights and obligations of the parties from and after the date of this Agreement; and

     WHEREAS, XRG and HTI desire to enter into a Terminal Agreement (the “Terminal Agreement”).

     NOW, THEREFORE, in consideration of the promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Termination of Purchase Agreement and Other Agreements. From and after the date of this Agreement, being the date upon which all parties have executed the contract, the obligations, rights and duties of the parties shall be as set forth in this Agreement. Upon execution of this Agreement by all parties and satisfaction of the conditions set forth in Section 2 hereof, all other previously written or oral agreements and understandings among the parties are hereby terminated, including, but not limited to, the following:

          a. the Purchase Agreement;

          b. the Bill of Sale;

          c. the Commercial Sub-Lease Agreement dated April 1, 2004 by and between HTI, as landlord, and XRG Logistics, Inc. (“Logistics”), as tenant;

          d. the Employment Agreement dated April 1, 2004 by and between Logistics, as employer, and Mr. Brown, as executive;

          e. the Employment Agreement dated April 1, 2004 by and between Logistics, as employer, and Mr. Adams, as executive; and

          f. any trailer or equipment leases with BELCO or HTI.

     2. Conditions Precedent. This Agreement shall not become effective until such time as Logistics and HTI have entered into the Terminal Agreement in the form attached hereto as Exhibit A. The date upon which this condition has been satisfied is the “Effective Date”.

     3. Certain Agreements of the Parties.

          a. Within one (1) business day of the execution of this Agreement by all parties, XRG agrees to forward via wire transfer, to an account designated by HTI, the sum of $170,000. HTI agrees to utilize the proceeds of this $170,000 initial funding to bring debt service current on all obligations due to United Bank, on terms satisfactory to United Bank on which XRG is an obligor or guarantor and to satisfy other trade and accounts payable of HTI. HTI agrees that all proceeds from this $170,000 will be used to satisfy bona fide obligations of HTI.

          b. Beginning on the 10th day of the month after the condition set forth in Section 2 has been satisfied, but in no event later than June 10, 2005, and on the same day of each month thereafter for 41 months XRG shall pay HTI $6,000. Beginning on the same day of the 42nd month after the conditions set forth in Section 2 have been satisfied, and on the same day of each month thereafter for 19 months XRG shall pay HTI $16,000 (the “Settlement Payment”). The parties agree that the Settlement Payment will be directed to United Bank to satisfy obligations of XRG and HTI to United Bank. In no event will XRG’s liability to United Bank exceed the amount of the Settlement Payment and HTI, Mr. Brown and Mr. Adams agree to indemnify and hold harmless XRG from any amounts assessed or imposed upon XRG by United Bank in excess of the Settlement Payment.

          c. It is the intent and desire of the parties to restructure a certain promissory note due to United Bank in the original principal amount of $778,103.58 such that XRG is the primary obligor on 4/7’s and HTI, Mr. Brown and Mr. Adams are the obligors on the other 3/7’s of the amount due under this note (the “United Note”). The parties will cooperate with each other in attempting to restructure and separate the United Note into two separate promissory notes. Until such time as the United Note is restructured, XRG agrees to make timely Settlement Payments, which will be used by HTI to make debt service payments on the United Note.

          d. Subject to paragraph c., below, Mr. Brown and Mr. Adams shall be entitled to retain the shares of XRG common stock issued to them pursuant to the Purchase Agreement. In addition, XRG shall cause the issuance in total of 75,000 shares of its Common Stock to HTI, Mr. Brown or Mr. Adams as directed by the parties.

          e. HTI agrees to faithfully fulfill its obligations under the Terminal Agreement and Mr. Brown and Mr. Adams agree to use their best efforts to cause HTI to fulfill its obligations thereunder. In the event that (i) HTI ceases operations, (ii) sells substantially all its assets or stock, (iii) terminates the Terminal Agreement, or (iv) defaults in performing its obligations under the Terminal Agreement or this Agreement, XRG shall thereafter have no further obligation to make the payments described in paragraph b. of this Section 3. If any of the events listed in clauses (i) through (iii) of this Section 3 c. occurs within six (6) months after the Effective Date of this Agreement, all shares of XRG common stock issued to Mr. Brown and Mr. Adams pursuant to the Purchase Agreement and under this Agreement shall be immediately cancelled.

          f. HTI, Mr. Brown and Mr. Adams, on a joint and several basis, shall indemnify and hold XRG harmless from any accounts payable, liabilities, claims, assessments or costs that are imposed upon or paid by XRG in connection with the operations and business of HTI. It is the understanding of the parties that the payments sent forth in subparagraph 3a. and 3b. above, the Terminal Agreement, and the issuance of shares in subparagraph 3e. above, are full, fair and adequate consideration for the obligations of HTI, Mr. Brown and Mr. Adams to assume and be responsible for all liabilities, obligations, debts and obligations of HTI (excepting only the Settlement Payments).

          g. XRG agrees to indemnify and hold harmless HTI, Mr. Brown and Mr. Adams, on a joint and several basis for any workers compensation premiums, insurance premiums and payroll taxes for the period of time from the acquisition of HTI through May 31, 2005, and undisclosed promissory notes or other contractual obligations not incurred in the ordinary course of business, which are imposed upon HTI, Mr. Brown and Mr. Adams due to the actions of XRG, its subsidiaries or officers.

          4. Mutual Release. Effective as of the date hereof, XRG, Logistics, HTI, Mr. Brown and Mr. Adams (each, a “Party”) hereto does fully, finally, completely, and absolutely RELEASE, ACQUIT, AND FOREVER DISCHARGE each of the other Parties hereto and each of their respective current and former officers, directors, shareholders, employees, agents, attorneys, parent companies, subsidiaries, affiliates, successors, assigns, and representatives, and all those at interest therewith, of and from any and all claims, demands, actions, remedies, causes of action, choses in action, debts, liabilities, contracts, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), expenses and losses of every kind or nature, whether arising by contract, tort or other theory, at this time known or unknown, accrued or unaccrued, direct or indirect, fixed or contingent, in law, by statute, by regulation, by court order, or in equity, that either of them and all their representatives, successors, assigns, agents, employees, or representatives, and all those at interest therewith, ever had, now has, or hereafter can, shall or may have, for, upon or by reason or arising prior to the date hereof out of or related to the transactions described in the Purchase Agreement and all other agreements entered into in connection with the closing described therein, excepting only the Parties obligations under this Termination Agreement and the Terminal Agreement.

     5. Indemnification by HTI, Mr. Brown and Mr. Adams.

          (a) General. To the fullest extent permitted by law, HTI, Mr. Brown and Mr. Adams, hereby, jointly and severally, agree to protect, defend, indemnify and hold XRG, its affiliates and subsidiaries and their respective officers, directors, employees and agents (herein collectively referred to as the “Indemnitee”) harmless from and against any and all damages, losses, liabilities, costs, fees (including without limitation reasonable attorneys’ fees at the pre-trial, trial and appellate levels), claims, demands, causes of actions, suits or other litigation of every kind and character on account of bodily injury, death or damage to or loss of property in any way occurring, incident to, arising out of or in connection with:

               (i) HTI’s, Mr. Brown’s or Mr. Adams’ breach of any representations, warranties or covenants provided herein;

               (ii) HTI’s, Mr. Brown or Mr. Adams’ failure to fulfill any obligations for which such parties assumed, or otherwise became obligated to pay, to the extent arising out of the transactions described in this Agreement; or

               (iii) The failure of HTI, its affiliates, subsidiaries, employees, suppliers or other agents to comply with all applicable laws (including, without limitation, federal, state and local laws, regulations and ordinances) in connection with HTI’s performance under the Terminal Agreement, including without limitation those pertaining to HTI’s ownership or operation of its business and facilities.

               (iv) Obligations to United Bank in excess of the Settlement Payment.

               (v) The business and operations of HTI as described in Section 3 above.

          (b) Remedies Not Exclusive. Any payments by HTI, Mr. Brown and Mr. Adams under this Section 5 on behalf of any Indemnitee shall be in addition to any and all other legal remedies available to the Indemnitee and shall not be considered the Indemnitee’s exclusive remedy. XRG shall have the right to setoff against the Settlement Payment for any of its rights of indemnification thereunder.

     6. Indemnification by XRG.

          (a) General. To the fullest extent permitted by law, XRG, hereby agrees to protect, defend, indemnify and hold HTI, its affiliates and subsidiaries and their respective officers, directors, employees and agents, including Mr. Brown and Mr. Adams (herein collectively referred to as the “Indemnitee”) harmless from and against any and all damages, losses, liabilities, costs, fees (including without limitation reasonable attorneys’ fees at the pre-trial, trial and appellate levels), claims, demands, causes of actions, suits or other litigation of every kind and character on account of bodily injury, death or damage to or loss of property in any way occurring, incident to, arising out of or in connection with:

               (i) XRG’s breach of any representations, warranties or covenants provided herein; or

               (ii) The failure of XRG, its affiliates, subsidiaries, employees, suppliers or other agents to comply with all applicable laws (including, without limitation, federal, state and local laws, regulations and ordinances) in connection with XRG’s performance under the Terminal Agreement.

          (b) Remedies Not Exclusive. Any payments under this Section 6 on behalf of any Indemnitee shall be in addition to any and all other legal remedies available to the Indemnitee and shall not be considered the Indemnitee’s exclusive remedy.

     7. Miscellaneous.

          7.1 Binding Effect. When duly executed and delivered, this Agreement will be the legal and binding obligation of each of the parties, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors.

          7.2 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and shall not confer upon third parties any remedy, claim, cause of action or other right in addition to those existing without reference to this Agreement.

          7.3 Entire Agreement. THIS AGREEMENT, TOGETHER WITH THE AGREEMENTS INCORPORATED HEREIN REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY

EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          7.4 Assignment: Amendment: Waiver. This Agreement is not assignable by the parties hereto without the prior written consent of XRG. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with the amendment or waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          7.5 Governing Law: Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida or Alabama, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

          7.6 Costs and Attorneys’ Fees. If the obligations of the parties expressed herein are the subject of litigation, the prevailing party shall be entitled to recover from the other party all reasonable costs and expenses of such litigation, including reasonable attorneys’ fees and costs of appeal.

          7.7 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          7.8 Notices. Any notice or approval required or permitted under this Agreement, whether delivered by hand, electronic facsimile or mail, shall be in writing and shall be sent to the following addresses or to any other address designated by prior written notice:

If to XRG or Logistics:

XRG, Inc.
601 Cleveland Street, Suite 820
Clearwater, FL 33755-4169
Facsimile: (727) 475-3066
Attention: Board of Directors

If to HTI, Mr. Brown or Mr. Adams:

216 Industrial Park
P.O. Box 770
Evergreen, AL 36401

          7.9 Further Actions. The parties agree to take such further actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

          7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed on behalf of XRG, Logistics and HTI by their duly authorized representatives, and by Mr. Brown and Mr. Adams on their own behalf, all as of the date and year first above written.

XRG, INC.

By: /s/ Richard Francis

Title: Chief Executive Officer

XRG LOGISTICS, INC.

By: /s/ Richard Francis

Title: President

HIGHWAY TRANSPORT, INC.

By: /s/ Richard Francis

Title: President

/s/ Eddie R. Brown

Eddie. R. Brown

/s/ J. Milton Adams

J. Milton Adams